PROMISORY NOTE


It is hereby agreed on this the 8th day of January 2001, That Stanley K. Stilwell (borrower) repay to Sports Tack, Inc. (lender) the principle amount of $5,000 and any such interest as accrues until fully repaid.

It is further agreed that the terms and conditions of this note shall be as follows:

1. The borrower will fully repay this note on or before the first anniversary of this date.

2. The borrower agrees to pay the lender interest at the rate of 12% per year compounded annually until paid in full. That if the full year is taken to repay the note that the amount due to the lender on January 8, 2002 will be $5,600.

3. It is mutually agreed that the borrower can at any time repay the principal and accrued interest without penalty.

4. It is also mutually agreed that should the borrower default on any part of this note that borrower will bear all costs of collection including but not limited to court costs and legal expenses.

5. It is further agreed that this note can become due and payable in full within a five-day notice upon the lenders request.



/s/  Gary  E.  Johnson
------------------------
President  and  Director
Sports  Tack,  Inc.

/s/  Stanley  K.  Stilwell
--------------------------